UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 8, 2012
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 8, 2012, Sigma Designs, Inc. (the “Company”) entered into the First Amendment to Lease Agreement by and between Prologis, L.P., formerly known as AMB Property, LP (“Landlord”) and the Company (the “Lease Amendment”).  The Lease Amendment amends the Lease dated June 30, 2007 between Landlord and the Company (the “Original Lease”) pursuant to which the Company leases its corporate headquarters located in Milpitas, California.  The Lease Amendment extends the term of the Original Lease, which had expired on September 30, 2012, until September 30, 2015 and slightly decreases the monthly base rent as outlined therein.  In addition, the Company shall no longer be required to expense approximately $110,000 per quarter in depreciation of tenant improvements, as those improvements were fully amortized over the term of the Original Lease.  Any further tenant improvements are expected to be limited during the term extended under the Lease Amendment.

The foregoing description of the terms of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, a copy of which are included hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 11, 2012, the Compensation Committee of the Board of Directors approved change in control compensation arrangements for Thinh Q. Tran, the Company’s President and Chief Executive Officer, Thomas E. Gay III, the Company’s Chief Financial Officer and Secretary and Sal Cobar, the Company’s Vice President, Worldwide Sales and Business Development (collectively, the “Named Executive Officers”).  If the Named Executive Officer’s employment is terminated without cause or by constructive termination following a change in control of the Company, then the Named Executive Officer is entitled to the following severance benefits: (i) payment in cash equal to one year of the executive’s current annual base salary, (ii) continuation of health benefits for 12 months, and (iii) full vesting of all unvested equity awards.  These change in control arrangements will be provided pursuant to a change in control agreement in a form to be approved by the Compensation Committee.

Item 9 – Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	First Amendment to Lease Agreement entered into as of October 8, 2012 by and between Prologis, L.P. and Sigma Designs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2012		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Lease Agreement entered into as of October 8, 2012 by and between Prologis, L.P. and Sigma Designs, Inc.